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Exhibit 4(p)(i)

                                CONTRACT SCHEDULE
                  LIFETIME GUARANTEED WITHDRAWAL BENEFIT RIDER

LIFETIME GWB RIDER
SPECIFICATIONS                   [Single Life Version, Joint Life Version]

EFFECTIVE DATE:                  [February 15, 2007]

MINIMUM LIFETIME INCOME AGE:     [59 1/2]

INITIAL TOTAL GUARANTEED         [$100,000.00]
WITHDRAWAL AMOUNT:

MAXIMUM BENEFIT AMOUNT:          [$5,000,000]

COMPOUNDING ALLOWABLE            [second] withdrawal
WITHDRAWAL:

COMPOUNDING INCOME PERIOD        [10th] Contract Anniversary
END DATE:

COMPOUNDING INCOME PERCENTAGE:   [5%]

LIFETIME GWB WITHDRAWAL RATE:    [5%]

AUTOMATIC STEP-UP DATE:          [Every Contract Anniversary]

MAXIMUM AUTOMATIC STEP-UP AGE:   [85]

LIFETIME GWB MAXIMUM FEE RATE:   [0.95% for Single Life Version, 1.40% for
                                 Joint Life Version]

LIFETIME GWB FEE RATE:           [0.50% for Single Life Version, 0.70% for
                                 Joint Life Version]

LIFETIME GWB CANCELLATION        [30 day period following the 5th, 10th, and
WINDOW PERIODS:                  15th and later Anniversaries following the
                                 Effective Date]

GUARANTEED PRINCIPAL             [15th Anniversary following the
ADJUSTMENT ELIGIBILITY DATE:     Effective Date]

ALLOCATION, TRANSFER AND
------------------------

REBALANCING LIMITS:
-------------------

LIFETIME GWB INVESTMENT          [Metlife Defensive Strategy Portfolio, Metlife
DIVISIONS:                       Moderate Strategy Portfolio, Metlife Balanced
                                 Strategy Portfolio, Metlife Growth Strategy
                                 Portfolio]

PLATFORM 1 MINIMUM PERCENTAGE:   [20%]

PLATFORM 1 INVESTMENT            [Pearson Fund, Foley Fund, Badeer Fund, Nardi
DIVISIONS:                       Fund]

PLATFORM 2 MAXIMUM PERCENTAGE:   [80%]

PLATFORM 2 INVESTMENT            [Pearson Fund, Foley Fund, Badeer Fund, Nardi
DIVISIONS:                       Fund]

PLATFORM 3 MAXIMUM PERCENTAGE:   [10%]

PLATFORM 3 INVESTMENT            [Pearson Fund, Foley Fund, Badeer Fund, Nardi
DIVISIONS:                       Fund]

PLATFORM 4 MAXIMUM PERCENTAGE:   [10%]

PLATFORM 4 INVESTMENT            [Pearson Fund, Foley Fund, Badeer Fund, Nardi
DIVISIONS:                       Fund]

ML-ELGWB(4/08)